UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2008
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification Number)
incorporation)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On November 6, 2008, CVR Energy, Inc. (the “Company”) issued a press release announcing information regarding its results of operations and financial condition for the quarter ended September 30, 2008, a copy of which is attached hereto as Exhibit 99.1.
     The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished pursuant to Item 2.02 of Form 8-K and shall not, except to the extent required by applicable law or regulation, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
     To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses three non-GAAP measures: (1) net income (loss) adjusted for unrealized gain or loss from Cash Flow Swap, (2) refining margin and (3) refining margin adjusted for FIFO impact.
     Net income (loss) adjusted for unrealized gain or loss from Cash Flow Swap is adjusted from results based on GAAP. In managing the Company’s business and assessing its growth and profitability from a strategic and financial planning perspective, the Company’s management and board of directors considers the Company’s GAAP net income results as well as net income (loss) adjusted for unrealized gain or loss from Cash Flow Swap. The Company believes that net income (loss) adjusted for unrealized gain or loss from Cash Flow Swap enhances the understanding of the Company’s results of operations by highlighting income attributable to its ongoing operating performance exclusive of charges and income resulting from mark to market adjustments that are not necessarily indicative of the performance of the Company’s underlying business and its industry. Net income (loss) adjusted for unrealized gain or loss from Cash Flow Swap is not a recognized term under GAAP and should not be substituted for net income as a measure of the Company’s performance but instead should be utilized as a supplemental measure of financial performance or liquidity in evaluating the Company’s business.
     Refining margin is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that the Company believes is important to investors in evaluating the refinery’s performance as a general indicator of the amount above cost of product sold for which the Company is able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from the Company’s statement of operations. The Company’s calculation of refining margin may differ from similar calculations of other companies in the industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, the Company utilizes the total dollar figures for refining margin as derived above and divides by the applicable number of crude oil throughput barrels for the period.
     Refining margin adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO inventory gains or losses. Under the Company’s FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of its crude oil, work in process and finished goods, thereby resulting in FIFO inventory gains when crude oil prices increase and FIFO inventory losses when crude oil prices decrease. Refining margin adjusted for FIFO impact is a non-GAAP measure that the Company believes is important to investors in evaluating the refinery’s performance as a general indication of the amount above cost of product sold that we are able to sell refined products. The Company’s calculation of refining margin adjusted for FIFO impact may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibit is being furnished as part of this Current Report on Form 8-K:

99.1	Press release, dated November 6, 2008, issued by CVR Energy, Inc. pertaining to its results of operations and financial condition for the quarter ended September 30, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: November 6, 2008

CVR ENERGY, INC.
By:	/s/ James T. Rens
James T. Rens
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Title

99.1	Press release, dated November 6, 2008, issued by CVR Energy, Inc. pertaining to its results of operations and financial condition for the quarter ended September 30, 2008.